SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           November 15, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
      Incorporation)                    File Number)      Identification No.)

823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                                Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report)


Item 2.02  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated November 15, 2004, that announced results for the the three months and nine months ended September 30, 2004. The text of that press release is set forth in Exhibit 99.39 hereto.


Item 9.01  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                    Description
         ___________                    ___________

         99.39                          Press Release dated November 15, 2004







                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




November 15, 2004                       By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer








PRESS RELEASE
                                                              EXHIBIT 99.39
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

                   CENTURY REALTY TRUST ANNOUNCES RESULTS

     Century Realty Trust today reported a consolidated loss before discontinued operations for the nine months ended September 30, 2004, of $164,712 or $.09 per share, and positive funds from operations of $1,070,406 or $0.60 per share, on gross revenue of $8,880,260. For the same period a year ago, the net loss before discontinued operations amounted to $201,170, or $0.11 per share and funds from operations amounted to $1,081,614, or $0.61 per share, on gross revenue of $8,502,260. Per share amounts are both basic and diluted.

     For the third quarter ended September 30, 2004, the consolidated income before discontinued operations was $15,041, or $0.01 per share, and funds from operations was $410,425, or $0.23 per share on gross revenue of $2,999,349. For the same quarter of 2003, the Trust had a loss before discontinued operations of $214,290, or $0.12 per share and funds from operations of $184,897, or $0.10 per share on gross revenue of $2,845,961. Per share amounts are both basic and diluted.

     For the nine months ended September 30, 2004, income from discontinued operations amounted to $2,676,982, or $1.50 per share, compared with $23,690, or $0.01 per share for the nine months ended September 30, 2003. For the third quarter of 2004, income from discontinued operations amounted to $1,009, less than $.01 per share, compared with a loss of $22,772, or $0.01 per share for the third quarter of 2003. Funds from operations attributable to discontinued operations for the nine months ended September 30, 2004 and 2003 amounted to $19,528 and $85,125 respectively. For the quarters ended September 30, 2004 and 2003, funds from operations attributable to discontinued operations amounted to $1,009 and $37,966, respectively.

     In April, 2004 the Trust sold an Indianapolis apartment community that it had owned since 1973 for $3,150,000, and realized a gain on that sale of $2,689,599. The operating results of that property for 2003 and 2004, together with the gain on its sale, are reported as income from discontinued operations. Recognition of the gain was deferred for income tax purposes while the Trust attempted to acquire replacement property in accordance with the provisions of Sec. 1031 of the Internal Revenue Code. Management announced on October 14, 2004, that the Trust was unable to acquire a suitable replacement for the property sold and that the gain that had previously been deferred was recognized.

     Results of continuing operations improved for the quarter and nine months ended September 30, 2004 from the comparable periods a year ago due primarily to increases in apartment rental income. Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 87.9% and 86.9% during the third quarter and first nine months of 2004, respectively, up from an average of 83.3% and 83.4% during the comparable periods of 2003. Management attributes the higher current economic occupancy to intensive marketing and fewer rental discounts and incentives offered for certain types of units at some locations.

     Real estate industry analysts generally consider "Funds from Operations" to be an appropriate measure of performance of an equity REIT. Funds from operations is defined as income before gains (losses) on investments and extraordinary items adjusted for certain non-cash items, primarily provisions for depreciation. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance. In addition, comparability to other companies that report funds from operations is not recommended due to differences in the definitions and methods of calculation used by various companies. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded.

     Following is a reconciliation of net income to funds from operations
(FFO), including discontinued operations:

                              Three Months Ended         Nine Months Ended
                                September 30,              September 30,
                          _______________________   _______________________
                             2004          2003         2004         2003
                           ________      ________    __________   __________

Net Income                 $ 16,050     $(237,062)   $2,512,270  $  (177,480)

Less gain on sale
  of property                  -              -      (2,689,599)         -

Plus Depreciation,
  investment properties     409,045       438,214     1,258,830    1,313,041

Plus unamortized loan
  costs written off, net
  of minority interest          -             -          34,098          -

Less Minority interest
  portion of depreciation   (14,670)      (16,255)      (45,193)     (53,947)
                           ________      ________    __________   __________
Funds from operations
  allocable to the Trust   $410,425      $184,897    $1,070,406   $1,081,614
                           ________      ________    __________   __________
                           ________      ________    __________   __________

Continuing operations      $409,416      $388,672    $1,050,878   $  996,489
Discontinued operations       1,009        37,966       119,528       85,125


     Income for the quarters and nine month periods ended September 30, 2004 and 2003 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and intends to distribute to its shareholders all of its otherwise taxable income, if any, including capital gains to the extent such gains are recognized for income tax purposes. On October 28, 2004, the Board of Trustees declared a special cash distribution payable December 13, 2004 to shareholders of record on November 19, 2004. This special distribution represents the portion of the gain from the sale of an apartment property in April, 2004 that is not expected to be offset by operating losses otherwise incurred in 2003 and 2004.

     The average number of outstanding shares of the Trust for the nine months ended September 30, 2004 and 2003 was 1,786,216 and 1,772,694, respectively. At September 30, 2004, the Trust had total assets of $47,753,950 and shareholders' equity of $11,205,743. At September 30, 2003, the Trust had total assets of $46,333,302 and shareholders' equity of $9,000,885.


Indianapolis, IN, November 15, 2004